Registration No. 333-131301
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


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                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


              Kansas                                 48-0457967
    (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)              Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
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                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
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                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)


          Telephone number, including area code, of agent for service:
                                 (703) 433-4000

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     This Registration  Statement as originally filed related to the offering of
43,841,835 shares of the Common Stock ("Common Stock") of Sprint Nextel Corporation, issuable under the 1997 Long-Term Stock Incentive Program (the "1997 Program").

     The 1997 Program provides that no awards may be granted pursuant to the plan after April 15, 2007. Although awards remain outstanding under the 1997 Program, there are sufficient shares registered pursuant to Registration Statements No. 33-31802, 333-46491, 333-54108, 333-59124, 333-103691,
333-111956, 333-115621 and 333-124189 to cover these awards. Accordingly, Sprint Nextel hereby deregisters the 43,841,835 shares of the Common Stock registered under this Registration Statement, all of which remain unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 30th day of April, 2007.


                                    SPRINT NEXTEL CORPORATION



                                    By:  /s/ Leonard J. Kennedy
                                         Leonard J. Kennedy, General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Name                           Title                           Date

                        Chairman of the Board, Chief            )
GARY D. FORSEE*         Executive Officer and President         )
                        (Principal Executive Officer)           )
                                                                )
                                                                )
                        Chief Financial Officer                 )
PAUL SALEH*             (Principal Financial Officer)           )
                                                                )
                                                                )
W.G. ARENDT*            Senior Vice President and Controller    )
                        (Principal Accounting Officer)          )
                                                                )
                                                                ) April 30, 2007
KEITH J. BANE*          Director                                )
                                                                )
                                                                )
------------------                                              )
(Robert R. Bennett)      Director                               )
                                                                )
                                                                )
GORDON BETHUNE*         Director                                )
                                                                )
                                                                )
FRANK M. DRENDEL*       Director                                )
                                                                )
                                                                )
JAMES H. HANCE, JR.*    Director                                )


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V. JANET HILL*          Director                                )
                                                                )
                                                                )
I. O. HOCKADAY, JR.*    Director                                ) April 30, 2007
                                                                )
                                                                )
LINDA K. LORIMER*       Director                                )
                                                                )
                                                                )
WILLIAM SWANSON*        Director                                )


                  /s/ Leonard J. Kennedy
*        By:      Leonard J. Kennedy, Attorney-in-Fact,
                  pursuant to Power of Attorney filed with
                  this Registration Statement
                  No. 333-131301


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